Exhibit 4.7

OMNIBUS AMENDMENT TO CERTAIN SERIES SUPPLEMENTS

This Omnibus Amendment to the Series Supplements described below (this “Amendment”), is entered into as of this 14th day of December, 2017, by and among Spirit Master Funding, LLC (“SMF”), Spirit Master Funding II, LLC (“SMF II”), Spirit Master Funding III, LLC (“SMF III”), Spirit Master Funding VI, LLC (“SMF VI”), Spirit Master Funding VIII, LLC (“SMF VIII” and, collectively with SMF, SMF II, SMF III and SMF VI, the “Issuers”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, SMF, SMF II, SMF III and the Indenture Trustee entered into that certain Second Amended and Restated Master Indenture, dated as of May 20, 2014 (the “Master Indenture”);

WHEREAS, SMF, SMF II, SMF III and the Indenture Trustee entered into that certain (i) Series 2014-1 Series Supplement to the Master Indenture, dated as of May 20, 2014 (the “Series 2014-1 Supplement”); (ii) Series 2014-2 Series Supplement to the Master Indenture, dated as of May 20, 2014 (the “Series 2014-2 Supplement”); and (iii) Series 2014-3 Series Supplement to the Master Indenture, dated as of May 20, 2014 (the “Series 2014-3 Supplement”);

WHEREAS, the Issuers and the Indenture Trustee have entered that certain Series 2014-4 Supplement to the Master Indenture, dated as of November 26, 2014 (the “Series 2014-4 Supplement” and, collectively with the Series 2014-1 Supplement, Series 2014-2 Supplement and Series 2014-3 Supplement, the “Series Supplements”);

WHEREAS, Section 8.04 of the Master Indenture permits the Issuers and the Indenture Trustee to amend any Transaction Document in connection with a New Issuance, subject to the conditions set forth therein;

WHEREAS, the Rating Condition has been satisfied with respect to the amendments set forth in this Amendment;

WHEREAS, the parties hereto desire, in accordance with Section 8.04 of the Master Indenture, to amend the Series Supplements as provided herein; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Master Indenture.

2. Amendments to the Series Supplements. Each Series Supplement is hereby amended as follows:

(a) The definition of “Controlling Party” in the Series 2014-1 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-1 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-1 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(b) The definition of “Controlling Party” in the Series 2014-2 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-2 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-2 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(c) The definition of “Controlling Party” in the Series 2014-3 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-3 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-3 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(d) The definition of “Controlling Party” in the Series 2014-4 Supplement shall be deleted in its entirety and replaced with the following:

“‘Controlling Party’: The Series 2014-4 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2014-4 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty, any Issuer or any of their Affiliates).”

(e) The definition of “Make Whole Payment” in the Series 2014-1 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-1 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-1 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-1 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-1 Notes until the End Make Whole Payment Date for such Class of Series 2014-1 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-1 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-1 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-1 Notes until the End Make Whole Payment Date for such Class of Series 2014-1 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-1 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-1 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-1 Notes.”

(f) The definition of “Make Whole Payment” in the Series 2014-2 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-2 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-2 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-2 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-2 Notes until the End Make Whole Payment Date for such Class of Series 2014-2 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-2 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-2 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-2 Notes until the End Make Whole Payment Date for such Class of Series 2014-2 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-2 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-2 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-2 Notes.”

(g) The definition of “Make Whole Payment” in the Series 2014-3 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-3 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-3 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-3 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-3 Notes until the End Make Whole Payment Date for such Class of Series 2014-3 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-3 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-3 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-3 Notes until the End Make Whole Payment Date for such Class of Series 2014-3 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-3 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-3 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-3 Notes.”

(h) The definition of “Make Whole Payment” in the Series 2014-4 Supplement shall be deleted in its entirety and replaced with the following:

“‘Make Whole Payment’: For each Class of Series 2014-4 Notes, on any Payment Date occurring prior to the End Make Whole Payment Date for such Class of Series 2014-4 Notes on which a Voluntary Prepayment is made on such Class of Series 2014-4 Notes, an amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-4 Notes until the End Make Whole Payment Date for such Class of Series 2014-4 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-4 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-4 Notes, minus (B) the sum of (i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on such Class of Series 2014-4 Notes until the End Make Whole Payment Date for such Class of Series 2014-4 Notes (assuming for such purpose that the entire principal amount of such Class of Series 2014-4 Notes remaining after such scheduled payments of principal is due and paid on such End Make Whole Payment Date), calculated prior to the application of such Voluntary Prepayment to such Class of Series 2014-4 Notes, and (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to such Class of Series 2014-4 Notes.”

3. Reference to and Effect on the Series Supplement; Ratification.

(a) Except as specifically amended above, each Series Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under any Series Supplement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in each Series Supplement to “this Series 2014-1 Supplement”, “this Series 2014-2 Supplement”, “this Series 2014-3 Supplement” or “this Series 2014-4 Supplement”, as applicable, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other Transaction Document to “Indenture”, “Series Supplement”, “Series 2014-1 Supplement”, “Series 2014-2 Supplement”, “Series 2014-3 Supplement” or “Series 2014-4 Supplement” (as applicable), “thereto”, “thereof”, “thereunder” or words of like import referring to any Series Supplement shall mean and be a reference to such Series Supplement as amended hereby.

4. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the Rating Condition has been satisfied with respect to this Amendment.

5. Counterparts; Signatures. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. Indenture Trustee. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of each Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Omnibus Amendment]

SPIRIT MASTER FUNDING VI, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Its: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Omnibus Amendment]

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Camille Tomao
Name:	Camille Tomao
Title:	Director

[Signature Page to Omnibus Amendment]